SECOND AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

     This SECOND AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this "Second Amendment") is entered into as of November 15, 1999 by and among Cotelligent, Inc., a Delaware corporation ("CI"), and each of the Consolidated Subsidiaries of CI (each a "Co-Borrower"; sometimes herein CI and the Co-Borrowers are collectively referred to as the "Borrowers"), and the banks and other financial institutions party to the Credit Agreement (collectively the "Lenders" and each individually a "Lender"), BankBoston, N.A. in its capacity as L/C Issuer (in such capacity, together with any successors thereto in such capacity, the "L/C Issuer"), BankBoston, N.A. in its capacity as Swingline Lender (in such capacity, together with any successors thereto in such capacity, the "Swingline Lender"), and BankBoston N.A., as administrative agent for and representative of the Lenders (in such capacity, BankBoston N.A. or any successor in such capacity is referred to herein as the "Agent"). The Lenders, the L/C Issuer and the Agent are collectively referred to herein as the "Lender Parties" and each individually as a "Lender Party."

                                    RECITALS

     A. Borrowers and Lender Parties are parties to that certain Amended and Restated Senior Secured Credit Agreement dated as of March 12, 1999 and amended as of June 28, 1999, (the "Credit Agreement"), pursuant to which the Lenders agreed to make available to CI certain credit facilities, and certain related loan documents (the "Loan Documents").

     B. Borrowers have requested and, subject to the amendments contained herein, the Lender Parties have agreed (i) to make certain amendments to the Credit Agreement, including with respect to certain of the financial covenants contained in Section 6.5, and (ii) to allow the aggregate of their Total Commitments to remain at $100,000,000.

     C. Borrowers and the Lender Parties have agreed to make certain amendments to the Credit Agreement, subject to the conditions and in reliance on the representations and warranties set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Lender Party and Borrowers hereby agree as follows:
                                    AGREEMENT

     1. Defined Terms; Section References. Initially capitalized terms used but not defined in this Second Amendment shall have the meanings assigned to such terms in the Credit Agreement. All "Section" references herein are to sections of the Credit Agreement unless otherwise specified.

     2. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement shall be amended by inserting the following new, or amending and restating all of the following existing, definitions:

     ""Base Rate" means the greater of (i) the rate of interest announced from time to time by BankBoston, N.A. at its head office as its "Base Rate," or (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%), provided, that if at any time the Applicable Margin shall be equal to 3.00%, the "Base Rate" shall be equal to 0.25% plus the greater of (i) the rate of interest announced from time to time by BankBoston, N.A. at its head office as its "Base Rate," or (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

     "CI" means Cotelligent, Inc., a Delaware corporation and any successor thereto.

     "Current Liabilities" means all liabilities of all Borrowers that are required to be reflected on CI's balance sheet as "current liabilities" in accordance with GAAP minus any amounts consisting of amounts due and payable in connection with past acquisitions by the Borrowers that are based on the performance of an acquired business or Person or other criteria in connection with such acquisitions (i.e. "earnouts") to the extent that such amounts are required to be included in "current liabilities" in accordance with GAAP.

     "Funded Debt" means, with respect to any Borrower, without duplication, the sum of such Borrower's Debt, determined on a consolidated basis for such Borrower in accordance with GAAP, relating to the borrowing of money or the obtaining of credit including, without limitation, all Borrowings under this Agreement, plus any and all subordinated debt, purchase money debt and Capitalized Leases, including, under acquisition agreements, the aggregate amounts payable by Borrowers that are related to the performance of an acquired business or Person or other criteria in connection with such acquisitions (i.e. "earnouts").

     "Information System Resources Agreement" means the Purchase and Sale of Assets Agreement, dated as of January 5, 1998 among CI, Cotell Florida Acquisition Corp., Information Systems Resources, Inc. and its stockholders (the "Selling ISR Stockholders").

     "Interest Payment Date" means the last day of each month (or, if such day is not a Business Day, the next succeeding Business Day).

     "Interest Period" means, subject to the next sentence, with respect to each LIBOR Rate Loan, the period commencing on the date specified in the related Notice of Borrowing or Notice of Conversion/Continuation (or telephonic notice in lieu thereof) and ending one month thereafter, as CI may elect pursuant to
Section 2.1. Notwithstanding the foregoing: (a) if a LIBOR Rate Loan is continued, the Interest Period applicable to the continued or converted Loan shall commence on the day on which the Interest Period applicable to such LIBOR Rate Loan ends; (b) any Interest Period applicable to a LIBOR Rate Loan (x) that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such succeeding LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, or (y) that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the calendar month; and (c) no Interest Period shall end after the Stated Termination Date.

     "ISR Earnout" means all amounts payable (whether or not subject to contingencies) to the Selling ISR Stockholders under the Information System Resources Agreement, as amended or supplemented.

     "Junior Capital Transaction" means one or more transactions closing on or before January 31, 2000 in which CI issues Capital Stock or Subordinated Debt, in an amount and on terms and conditions acceptable to, and approved in writing by, 100% of the Lenders.

     "MDT Earnout" means all amounts payable (whether or not subject to contingencies) to MD Technology, Inc. or any other Person under the Purchase and Sale of Assets Agreement, dated as of September 16, 1998, by and among Information Systems Resources, Inc., CI, MD Technology, Inc. and Andrew Devlin, as amended or supplemented.

     "Modified Quick Ratio" means at the end of any month, the ratio of (x) (a) Cash plus (b) Accounts Receivable, to (y) Current Liabilities plus the Working Capital Revolving Commitment Usage of all Lenders.

     "Permitted Acquisition" means (a) prior to the delivery of a Compliance Certificate for any Fiscal Quarter ending on or after June 30, 2000 that demonstrates EBITDA by the Borrowers in an amount equal to or greater than $7,500,000 for such Fiscal Quarter, the acquisition by CI or a Wholly-Owned Subsidiary of all, but not less than all, ownership interests in another Person, if such acquisition has been approved by 100% of the Lenders in their sole and absolute discretion, and (b) after the delivery of a Compliance Certificate for any Fiscal Quarter ending on or after June 30, 2000 demonstrating EBITDA by the Borrowers in an amount equal to or greater than $7,500,000 for such Fiscal Quarter, the acquisition by CI or a Wholly-Owned Subsidiary of all, but not less than all, ownership interests in another Person, if such acquisition has been approved by the Required Lenders in their sole and absolute discretion, provided that if any Default or Event of Default shall exist and remain uncured, "Permitted Acquisition" shall mean the acquisition by CI or a Wholly-Owned Subsidiary of all, but not less than all, ownership interests in another Person, if such acquisition has been approved by 100% of the Lenders in their sole and absolute discretion.

     "Prior Earnouts" means the ISR Earnout and the MDT Earnout.

     "Required Lenders" means Lenders having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments have terminated, Lenders holding at least 66 2/3% of the sum of (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate amount of all Letter of Credit Liability.

     "Revised Earnout Payment Schedule" All amounts due and payable to the Selling ISR Stockholders under Article 2 of the Information System Resources Agreement or otherwise, to the extent consisting of any consideration other than in the form of the issuance of CI's Capital Stock, shall only be made (a) to the extent such payment does not exceed (x) CI's EBITDA as of the end of the immediately preceding Fiscal Quarter minus the sum of (without duplication): (1) all Taxes paid during such preceding Fiscal Quarter, plus (2) Interest Expense for such preceding Fiscal Quarter plus (3) the portion of the commitment fee provided for in Section 2.7.1 which was earned during such preceding Fiscal Quarter, divided by (y) two (2.00), and (b) if no Default or Event of Default exists and is continuing or will exist under this Credit Agreement after making any such payment to the Selling ISR Stockholders.

     "R. Reed Payment" means certain contingent consideration payable in connection with the acquisition of R. Reed Business Systems Consulting, Inc. (which contingent consideration shall not exceed $325,000).

     "Selling ISR Stockholders" has the meaning given to such term in the definition of Information Systems Resources Agreement.

     "Senior   Funded  Debt"  means  all  of   Borrower's   Debt  which  is  not
(i) Subordinated Debt, (ii) obligations in respect of any letters of credit or bankers acceptances, or (iii) Contingent Obligations.

     "Subordinated Debt" means all Debt of the Borrowers which by its terms is subordinate to Borrowers' Senior Funded Debt and which was authorized by 100% of the Lenders."

     3. Amendment to Section 2.1.2.1 of the Credit Agreement. Section 2.1.2.1 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

     "2.1.2.1. (a) Each Lender severally agrees, upon the terms and subject to the conditions set forth in this Agreement, at any time from and after the Closing Date until November 14, 1999, to make revolving loans in connection with the consummation of any Permitted Acquisition (each such revolving loan, a "Revolving Acquisition Loan") to CI, provided that (i) the Revolving Acquisition Commitment Usage of any Lender shall not exceed, at any time, the Revolving Acquisition Commitment of such Lender, and (ii) the Revolving Acquisition Commitment Usage of all Lenders at any time, in the aggregate, shall not exceed the aggregate Revolving Acquisition Commitments of all Lenders.

     (b) Prior to CI's  delivery  of a  Compliance  Certificate  for any  Fiscal
Quarter ending on or after June 30, 2000 that demonstrates EBITDA by the Borrowers in an amount equal to or greater than $7,500,000, as of the end of such Fiscal Quarter upon the approval of 100% of the Lenders (such approval to be in each such Lender's sole and absolute discretion) or after delivery of such a Compliance Certificate for any Fiscal Quarter ending on or after June 30, 2000 demonstrating EBITDA by the Borrowers in an amount equal to or greater than $7,500,000 as of the end of such Fiscal Quarter, upon the approval of the Required Lenders (such approval to be in each such Lender's sole and absolute discretion), each Lender severally agrees, upon the terms and subject to the conditions set forth in this Agreement, at any time from and after November 15, 1999 until the Business Day next preceding the Revolving Acquisition Stated Termination Date, to make Revolving Acquisition Loans to CI, provided that (a) the Revolving Acquisition Commitment Usage of any Lender shall not exceed, at any time, the Revolving Acquisition Commitment of such Lender, and (b) the Revolving Acquisition Commitment Usage of all Lenders at any time, in the aggregate, shall not exceed the aggregate Revolving Acquisition Commitments of all Lenders."

     4. Amendment to Section 2.4 of the Credit Agreement. Section 2.4 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

     "Section 2.4. Use of Proceeds. The proceeds of Working Capital Revolving Loans shall be used by the Borrowers only for working capital and other general corporate purposes and may not be used for any other purpose, including without limitation, the direct or indirect, redemption, purchase or acquisition of outstanding shares of Capital Stock of CI or for the consummation of any Permitted Acquisition, provided that notwithstanding the foregoing, such proceeds may be used to make payments of the ISR Earnout in accordance with the Revised Earnout Payment Schedule, the R. Reed Payment and the MDT Earnout. The proceeds of the Revolving Acquisition Loans shall be used by the Borrowers only for consummating Permitted Acquisitions, and subject to Section 6.3, the direct or indirect, redemption, purchase or acquisition of outstanding shares of Capital Stock of CI, provided that in no event shall the amount of any Revolving Acquisition Loan Borrowing exceed the consideration directly or indirectly paid by the Borrowers in connection with the Permitted Acquisition giving rise to such Borrowing, including related costs and expenses. No part of the proceeds of any Loans or Letters of Credit shall be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that otherwise violates the Margin Regulations."

     5. Amendments to Section 2.5.1.2. of the Credit Agreement.

     Section 2.5.1.2. of the Credit Agreement is hereby amended to provide in its entirety as follows:

     "2.5.1.2.  Notwithstanding the foregoing provisions of this Section 2.5.1.,
(i) any principal, interest or other amount payable under this Agreement and the other Loan Documents that is not paid when due shall bear interest at a rate per annum equal to the Post-Default Rate, without notice or demand of any kind, and
(ii) beginning on the date upon which any Event of Default shall occur and each day thereafter upon which any Event of Default shall remain uncured, all principal, interest or other amounts payable under this Agreement and the other Loan Documents shall bear interest at a rate per annum equal to the Post-Default Rate, unless the Required Lenders shall elect to waive the provisions of this
Section 2.5.1.2(ii) with respect to all such Events of Default or until no Event of Default shall be continuing."

     6. Amendment to Section 2.7.1 of the Credit Agreement. Section 2.7.1 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

     "2.7.1. Commitment Fee. CI shall pay to the Agent, for the pro rata benefit of the Lenders, a commitment fee for each day from and after the Closing Date until the Stated Termination Date, upon the sum of (x) the excess, if any, of
(a) the aggregate Working Capital Revolving Commitments of the Lenders minus (b) the Working Capital Revolving Commitment Usage, plus (y) the excess, if any, of
(a) the aggregate Revolving Acquisition Commitments of the Lenders minus (b) the Revolving Acquisition Commitment Usage, in each case for such day. Such Fee shall be payable in arrears on each Interest Payment Date and the Termination Date. The commitment fee shall accrue at the following rate: (i) at any time when the Applicable Margin is 3.00%, 1.25% per annum; (ii) at any time when the Applicable Margin is 2.50% or 1.75%, 0.50% per annum; and (iii) at any time when the Applicable Margin is 1.50%, 1.25% or 1.125%, 0.40%, per annum."

     7. Amendment to Section 2.9.3.5 of the Credit Agreement. Section 2.9.3.5 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

     "2.9.3.5. Proceeds of Asset Dispositions. Upon the consummation of one or more Asset Dispositions which results in net proceeds to one more of the Borrowers in an amount equal to or greater than $1,000,000 during any twelve month period, the Borrowers shall notify the Agent that on the next Business Day the Borrowers will make mandatory prepayments of the Revolving Acquisition Loans or Term Acquisition Loans, as applicable, in an amount equal to 100% of the net cash proceeds of such Asset Disposition or related Asset Dispositions."

     8. Amendment to Section 5.1.2 of the Credit Agreement. Section 5.1.2 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

     "5.1.2 (a) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (including any Fiscal Quarter that is also the end of a Fiscal Year) a consolidated balance sheet of CI and the Consolidated
Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flow for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by CI's chief financial officer as fairly presenting the consolidated financial condition of CI and its Consolidated Subsidiaries as of the dates indicated, and their consolidated results of operations and cash flows for the periods indicated, in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes;

     (b) as soon as practicable and in any event within 30 days after the end of each month (other than months that are also the last month of a Fiscal Quarter) ending after September 30, 1999 and on or before September 30, 2000, a consolidated balance sheet of CI and the Consolidated Subsidiaries as of the end of such month and the related consolidated statements of income for such month, all in reasonable detail, together with a Compliance Certificate, duly completed and setting forth the calculations required to establish compliance with Section
6.5.6 on the date of such financial statements;

     (c) no later than simultaneously with delivery to the recipient or beneficiary of any Prior Earnouts, copies of all financial statements, documents and any other information delivered to the recipient or beneficiary of any Prior Earnouts; provided that if such documents shall include financial statements, such financial statements shall be accompanied by a Compliance Certificate duly completed and setting forth the calculations required to establish compliance with Section 6.5. on the date of such financial statements and after giving effect, without duplication, to Prior Earnouts subject to Compliance Certificates previously delivered by CI and after giving effect to the related Prior Earnouts;"

     9. Amendment to Article 5 of the Credit Agreement. Article 5 of the Credit Agreement is hereby amended by inserting the following new Sections:

     (a) Section 5.15. Junior Capital Transaction and Revised Earnout Payment Schedule. CI shall either:

     5.15.1 obtain a binding commitment letter relating to a Junior Capital Transaction, duly executed by each party thereto on or before December 15, 1999, and close such Junior Capital Transaction in accordance with the terms of such commitment letter (except if CI and the Selling ISR Stockholders agree upon the Revised Earnout Payment Schedule prior to the closing date provided in such commitment letter); provided that any issuance of Capital Stock related thereto shall not require the Borrowers to make a mandatory prepayment under Section
2.9.3.4 to the extent such cash proceeds are used to make a payment of a Prior Earnout; or

     5.15.2 on or before December 15, 1999, enter into a written agreement with each Selling ISR Stockholder under the Information System Resources Agreement whereby each such Selling ISR Stockholder agrees to accept payment from CI in accordance with the Revised Earnout Payment Schedule without the declaration or occurrence of any default or other violation of the Information System Resources Agreement.

     (b) Section 5.16. Bank Accounts. All of CI's and the Borrowers' deposit and other accounts, including demand, time, savings, passbook and like accounts shall be maintained with one or more of the Lender Parties, and no such accounts shall be maintained with any bank, savings and loan association, credit union, brokerage or other similar institution which is not a Lender Party. If any Lender Party with whom CI or the Borrowers maintain deposit and other accounts shall cease to be a Lender Party, within 90 days of such Person ceasing to be a Lender Party, CI and the Borrowers shall close all such accounts or transfer all such accounts maintained with such Person to a Person that is a Lender Party.

     10. Amendment to Section 6.3 of the Credit Agreement. Section 6.3 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

     "Section 6.3. Restricted Payments. No Borrower shall, nor shall any Borrower permit any Consolidated Subsidiary to, directly or indirectly, declare, pay or make, or agree to declare, pay or make, any Restricted Payment."

     11. Amendment to Section 6.5 of the Credit Agreement. Section 6.5 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

     "6.5.1. Leverage Ratio. The Leverage Ratio, as of the last day of any Fiscal Quarter ending (a) after the Closing Date and on or before September 30, 1999, shall not exceed 3.25 to 1.00, and (b) on or after December 31, 2000 and ending prior to the Termination Date, shall not exceed 2.50 to 1.00.

     6.5.2. Minimum Net Worth.

     (a) As of the last day of each Fiscal Quarter ending before June 30, 1999, Net Worth shall not be less than the sum of (i) $97,006,500, plus (ii) with respect to each Permitted Acquisition which is accounted for as a "pooling of interests" an amount equal to 100% of the positive increase in Net Worth as a result of such Permitted Acquisition, plus (iii) an amount equal to 75% of the cumulative positive Net Income beginning January 1, 1999, plus (iv) an amount equal to 100% of the net proceeds of all issuances of Capital Stock by CI on or after January 1, 1999.

     (b) As of the last day of each of the Fiscal Quarters ending on June 30, 1999 and on September 30, 1999, Net Worth shall not be less than the sum of (i) 95% of Net Worth as of June 30, 1999 plus (ii) with respect to each Permitted Acquisition which is accounted for as a "pooling of interests" and closed or closes after June 30, 1999, an amount equal to 100% of the positive increase in Net Worth as a result of such Permitted Acquisition, plus (iii) an amount equal to 75% of the cumulative positive Net Income beginning July 1, 1999, plus (iv) an amount equal to 100% of the net proceeds of all issuances of Capital Stock by CI on or after July 1, 1999.

     (c) Beginning with the Fiscal Quarter ending on December 31, 2000 and for each Fiscal Quarter thereafter, as of the last day of each such Fiscal Quarter, Net Worth shall not be less than the sum of (i) 95% of Net Worth as of June 30, 1999 plus (ii) with respect to each Permitted Acquisition which is accounted for as a "pooling of interests" and closed or closes after June 30, 1999, an amount equal to 100% of the positive increase in Net Worth as a result of such Permitted Acquisition, plus (iii) an amount equal to 75% of the cumulative positive Net Income beginning July 1, 1999, plus (iv) an amount equal to 100% of the net proceeds of all issuances of Capital Stock by CI on or after July 1, 1999."

     6.5.3. Debt Service Coverage Ratio. The Debt Service Coverage Ratio as of the last day of each Fiscal Quarter ending (a) after the Closing Date and on or before June 30, 1999, shall not be less than 2.50 to 1.00, and (b) on or after December 31, 2000 and ending on or before March 31, 2001, shall not be less than
2.50 to 1.00, and (c) after April 1, 2001 and ending prior to the Termination Date, shall not be less than 1.50 to 1.00.

     6.5.4. Maximum Net Losses, Minimum EBIT and Minimum Net Income.

     (a) Borrowers' Net Loss for the Fiscal Quarter ending during June 1999, shall not be greater than Eighteen Million Dollars ($18,000,000).

     (b) Beginning with the Fiscal Quarter ending on December 31, 1999 and for each Fiscal Quarter thereafter through the Fiscal Quarter ending on September 30, 2000, Borrowers shall have Net Income and EBIT of an amount equal to or greater than $1.00 as of the end of any such Fiscal Quarter.

     6.5.5 Minimum Quarterly EBITDA. As of the last day of the Fiscal Quarters ending on September 30, 1999, December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000 Borrowers' EBITDA shall be equal to or greater than $2,400,000, $2,750,000, $4,000,000, $5,250,000 and $6,000,000, respectively.

     6.5.6. Modified Quick Ratio. The Modified Quick Ratio as of the last day of each month ending on or after October 31, 1999 and on or before September 30, 2000, shall not be less than 1.10 to 1.00.

     6.5.7. Maximum Capital Expenditures. As of the last day of each Fiscal Quarter ending on or after December 31, 1999 and on or before September 30, 2000, the aggregate of Borrowers' Capital Expenditures during such Fiscal Quarter then ended plus Borrowers' Capital Expenditures during the immediately preceding Fiscal Quarter shall not exceed $2,750,000."

     12. Amendment to Section 6.9 of the Credit Agreement. Section 6.9 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

                  "Section 6.9.  Prepayment of Debt.

     6.9.1. No Borrower shall, nor shall any Borrower permit any Consolidated Subsidiary to, directly or indirectly, make any payment or distribution on account of, or voluntarily purchase, acquire, redeem or retire, any Debt, prior to 30 days before its originally stated maturity (or its stated maturity on the date hereof, in the case of Debt outstanding on the date hereof), or in the case of interest, its stated due date, or directly or indirectly become obligated to do any of the foregoing by amending the terms thereof or otherwise, except for:

     (a) Prepayments of the Loans or of other amounts pursuant to the Loan Documents;

     (b) Prepayments made with the proceeds of new Debt incurred for the purpose of refinancing the Debt being prepaid, provided that (a) no portion of such new Debt matures or is required to be prepaid, purchased or otherwise retired earlier than the corresponding portion of the Debt being prepaid, (b) such new Debt has the same priority vis-a-vis other Debt, and the same provision for recourse, as the Debt being paid, (c) no Default or Event of Default then exists or would result from such prepayment or refinancing; and

     (c) Prepayments by Subsidiaries of Debt owed to any Borrower.

     6.9.2. Notwithstanding anything to the contrary contained in Section 6.9.1., no Borrower shall, nor shall any Borrower permit any Consolidated Subsidiary to, directly or indirectly, prior to the latest possible due date with respect to the ISR Earnout, make any payment or distribution on account of, or voluntarily redeem or retire, the ISR Earnout."

     13. Amendment to Schedule R-1 of the Credit Agreement. Schedule R-1 of the Credit Agreement is hereby amended and restated to provide in its entirety as set forth on Schedule R-1 to this Second Amendment.

     14. Amendment to Schedule 1.1.E of the Credit Agreement. Schedule 1.1.E of the Credit Agreement is hereby amended and restated to provide in its entirety as set forth on Schedule 1.1.E to this Second Amendment.

     15. Amendment to Schedules 4.1 and 4.3 of the Credit  Agreement.  Schedules
4.1 and 4.3 of the Credit Agreement are hereby amended and restated to provide in their entirety as set forth on Schedules 4.1 and 4.3 to this Second Amendment.

     16. Amendment Fee. On the date hereof, CI shall pay to Agent, for the ratable benefit of the Lenders, an amendment fee (the "Amendment Fee") of One Hundred Twenty Five Thousand Dollars ($125,000).

     17. Conditions Precedent to the Effectiveness of this Second Amendment. Lender Parties' obligations under this Second Amendment are conditioned upon, and this Second Amendment shall be effective as of November 15, 1999 (provided that upon the effectiveness of this Second Amendment, CI shall not be deemed to have breached Section 6.5.3 of the Credit Agreement during the period from September 30, 1999 through November 15, 1999 notwithstanding any language contained in the Credit Agreement prior to the effectiveness of this Second Amendment) upon satisfaction in full of each of the following:

     (a) Agent shall have received this Second Amendment, duly executed by each appropriate Person and in form and substance satisfactory to Agent and its counsel;

     (b) Borrowers shall have paid to Agent (i) the Amendment Fee; (ii) all amounts due and owing with respect to the commercial finance exam described in paragraph (f) below; and (iii) all amounts then due and payable pursuant to
Section 9.1 of the Credit Agreement which shall have been presented for payment;

     (c) All of the representations and warranties of Borrowers contained herein, in the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the effective date of this Second Amendment, as though made on and as of that date (except to the extent that such representations and warranties expressly relate to an earlier date or reflect changes brought about by this Second Amendment);

     (d) Borrowers' Board of Directors shall have authorized Borrowers to execute and deliver this Second Amendment;

     (e) No Default or Event of Default shall have occurred and be continuing or would result from the consummation of the transactions contemplated in this Second Amendment;

     (f) Agent shall have discussed and approved the results of a commercial finance exam of the Borrowers with the Persons who performed such commercial finance exam; such commercial finance exam to be performed by Agent or any such auditors and examiners selected by Agent and shall be at Borrowers' sole cost and expense and will include a review and audit of the Accounts Receivable and the Borrowers' financial systems and controls;

     (g) Agent shall have received a Compliance Certificate, duly executed by the Chief Financial Officer of CI and demonstrating compliance with the covenants contained in Section 6.5 (as amended by this Second Amendment) as of the last day of the Fiscal Quarter ending on September 30, 1999; and

     (h) All other documents, certificates, consents and opinions required by Agent in connection with the transactions contemplated by this Second Amendment shall have been executed and delivered in form and substance satisfactory to Agent in its sole and absolute discretion.

     18. Representations and Warranties. In order to induce Lender Parties to enter into this Second Amendment, Borrowers make the following representations and warranties:

     (a) The representations and warranties contained in the Credit Agreement (and in the Schedules thereto) and each of the other Loan Documents (and in the Schedules thereto) are true, correct and complete in all material respects at and as of the effective date of this Second Amendment (except to the extent that such representations and warranties expressly relate to an earlier date or reflect changes brought about by this Second Amendment);

     (b) To the best of CI's knowledge (after due inquiry) and upon reasonable estimation of the Prior Earnouts, the total amount payable in connection with
(i) the MDT Earnout shall be less than or equal to $1,500,000, and (ii) the Prior Earnouts shall not exceed $9,000,000 in the aggregate;

     (c) Other than the Prior Earnouts and the R.Reed Payment, all consideration (including any contingent consideration) due by any Borrower in connection with any acquisition of any Person or business has been paid. Without limiting the foregoing, other than with respect to the Prior Earnouts, no Borrower has any obligation to make any payments to any Person consisting of payments due in connection with past acquisitions by any Borrower which are based on the performance or such an acquired Person or some other contingent factor (i.e. "earnouts"); and

     (d) This Second Amendment and all other agreements and documents executed by Borrowers in connection herewith have been duly executed and delivered by Borrowers and constitute the legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of the rights of creditors generally, or the exercise of judicial discretion with respect to equitable remedies.

     19. References. All references in the Credit Agreement to "this Agreement", "hereof", "herein", "hereto", or words of similar import, and all references in all other Loan Documents to "the Credit Agreement" or "the Amended and Restated Credit Agreement" shall be, and shall be deemed to be for all purposes, references to the Credit Agreement, as amended.

     20. Credit Agreement and Other Loan Documents Otherwise Not Affected. Except as expressly amended pursuant to this Second Amendment, the Credit
Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Each Lender Party continues to reserve any and all rights and remedies under the Credit Agreement and each of the other Loan Documents, and no failure, delay or discontinuance on the part of any Lender Party in exercising any right, power or remedy thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. This Second Amendment and the Credit Agreement shall be read together, as one document.

     21. Binding Effect. This Second Amendment shall be binding upon, inure to the benefit of and be enforceable by Borrowers and each Lender Party and their respective successors and assigns, as permitted pursuant to the Credit Agreement.

     22. Time of the Essence. Time and exactitude of each of the terms, obligations, covenants and conditions of this Second Amendment are hereby declared to be of the essence.

     23. Governing Law. THIS SECOND AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY SUCH LAWS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

     24. Counterparts. This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving any matter with respect to this Second Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment, as of the date first above written.

                                   Agent:

                                   BankBoston, N.A.,
                                   a national banking association,
                                   as Agent, Swingline Lender, L/C Issuer
                                   and a Lender


                                   By:  /S/ William E. Rurode, Jr.
                                        --------------------------
                                   Name:  William E. Rurode, Jr.
                                   Title: Executive Vice President


                                   Lenders:

                                   U.S. Bank,
                                   a national banking association


                                   By: /S/ Matthew Hill
                                       ----------------
                                   Name: Matthew Hill
                                   Title:Assistant Vice President

                                   Fleet National Bank,
                                   a national banking association


                                   By:  /S/ William E. Rurode, Jr.
                                        --------------------------
                                   Name:  William E. Rurode, Jr.
                                   Title: Executive Vice President

                                   Bank of America, National Association,
                                   a national banking association

                                   By: /S/ Michele Mojabi
                                       ------------------
                                   Name:  Michele Mojabi
                                   Title: Vice President



                                   Banque Nationale de Paris
                                   San Francisco Branch


                                   By: /S/ Jean Plassard
                                       -----------------
                                   Name:  Jean Plassard
                                   Title: Senior Vice President


                                   By: /S/ Gavin S. Holles
                                       -------------------
                                   Name:  Gavin S. Holles
                                   Title: Vice President

                                   Borrowers:

                                   Cotelligent, Inc.,
                                   a Delaware corporation


                                   By: /S/ Daniel E. Jackson
                                       ---------------------
                                   Name:  Daniel E. Jackson
                                   Title:  Executive Vice President, Chief
                                   Financial Officer and Treasurer


                                   Cotelligent USA, Inc.,
                                   a California corporation

                                   By: /S/ Lorraine E. Vega
                                       --------------------
                                   Name:   Lorraine E. Vega
                                   Title:  Vice President, General Counsel
                                   and Secretary


                                   Fastech, Inc.,
                                   a Pennsylvania corporation

                                   By: /S/ Lorraine E. Vega
                                       --------------------
                                   Name:  Lorraine E. Vega
                                   Title: Secretary


                                   Cotelligent Orlando, Inc.,
                                   a Florida corporation
                                   (formerly known as The Hurst Companies, Inc.)


                                   By: /S/ Lorraine E. Vega
                                        --------------------
                                   Name:  Lorraine E. Vega
                                   Title: Secretary


                                   R. Reed Business Systems Consulting, Inc., an Illinois corporation

                                   By: /S/ Lorraine E. Vega
                                        --------------------
                                   Name:  Lorraine E. Vega
                                   Title: Secretary

                                            Second Amendment
                                               Schedule R-1
Exhibit 99.2 (typed signatures)

                                                                    Schedule R-1

Cotelligent USA, Inc.:

101 California Street, Suite 2050
San Francisco, CA  94111
Phone: (415) 439-6400
Fax:(415) 439-6888

Fastech, Inc.:

401 Parkway
Broomall, PA 19008
Phone: (610) 359-9200
Fax: (610) 544-3695

Cotelligent Orlando, Inc.:

950 South Winter Park Drive
Suite 301
Casselberry, FL 32707-5453
Phone: (800) 394-8778
Fax: (407) 332-0600

R. Reed Business Systems Consulting, Inc.:

One Westbrook Corporate Center
Suite 300
Westchester, IL  60154
Phone: (800) 258-6448

                                             Second Amendment
                                              Schedule 1.1.E
Exhibit 99.2 (typed signatures)

                                                                  SCHEDULE 1.1.E

                                APPLICABLE MARGIN

     The "Applicable Margin" in respect of LIBOR Rate Loans (and amounts not paid when due) for any day is 3.00% until (i) a Compliance Certificate with respect to any Fiscal Quarter ending on or after December 31, 1999 demonstrating that the Leverage Ratio is less than 3.25:1.00 shall be delivered to Agent, and
(ii) no Default or Event of Default shall have occurred and be continuing; thereafter, the "Applicable Margin" are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:


                                          Level I      Level II     Level III      Level IV        Level V
       Pricing Level                      Pricing       Pricing      Pricing       Pricing         Pricing
-----------------------------------       -------      --------     --------       --------        -------
Applicable Margin (LIBOR Rate Loans
and amounts not paid when due)            2.50%        1.75%        1.50%          1.25%           1.125%


     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Pricing" applies during any Pricing Period if (i) in the case of Compliance Certificates prepared in conjunction with financial statements delivered pursuant to Sections 5.1.1 and 5.1.2, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, and (ii) in the case of Compliance Certificates prepared in conjunction with Permitted Acquisitions, as of the day on which such Compliance Certificate is delivered (as reflected in the pro forma calculations included in such Compliance Certificate), the Leverage Ratio was greater than 3.00 to 1.00.

     "Level II Pricing" applies during any Pricing Period if no higher Pricing Level applies and, if, (i) in the case of Compliance Certificates prepared in conjunction with financial statements delivered pursuant to Sections 5.1.1 and 5.1.2, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, and (ii) in the case of Compliance Certificates prepared in conjunction with Permitted Acquisitions, as of the day on which such Compliance Certificate is delivered (as reflected in the pro forma calculations included in such Compliance Certificate) the Leverage Ratio was less than or equal to 3.00 to 1.00, but greater than 2.50 to 1.00.

     "Level III Pricing" applies during any Pricing Period if no higher Pricing Level applies and if, (i) in the case of Compliance Certificates prepared in conjunction with financial statements delivered pursuant to Sections 5.1.1 and 5.1.2, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, and (ii) in the case of Compliance Certificates prepared in conjunction with Permitted Acquisitions, as of the day on which such Compliance Certificate is delivered (as reflected in the pro forma calculations included in such Compliance Certificate) the Leverage Ratio was less than or equal to 2.50 to 1.00, but greater than 2.00 to 1.00.

     "Level IV Pricing" applies during any Pricing Period if no higher Pricing Level applies and if, (i) in the case of Compliance Certificates prepared in conjunction with financial statements delivered pursuant to Sections 5.1.1 and 5.1.2, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, and (ii) in the case of Compliance Certificates prepared in conjunction with Permitted Acquisitions, as of the day on which such Compliance Certificate is delivered (as reflected in the pro forma calculations included in such Compliance Certificate) the Leverage Ratio was less than or equal to 2.00 to 1.00, but greater than 1.50 to 1.00.

     "Level V Pricing" applies during any Pricing Period if no higher Pricing Level applies and if, (i) in the case of Compliance Certificates prepared in conjunction with financial statements delivered pursuant to Sections 5.1.1 and 5.1.2, at the end of the Fiscal Quarter most recently ended prior to the first day of such Pricing Period, and (ii) in the case of Compliance Certificates prepared in conjunction with Permitted Acquisitions, as of the day on which such Compliance Certificate is delivered (as reflected in the pro forma calculations included in such Compliance Certificate) the Leverage Ratio was less than or equal to 1.50 to 1.00.

     "Pricing Period" means a period beginning on (and including) the day on which a Compliance Certificate required pursuant to Section 5.1.2 is delivered, and ending on (and excluding) the day on which the next such Compliance Certificate is delivered, except that the first Pricing Period shall begin on the date on which (1) a Compliance Certificate demonstrating that the Leverage Ratio is less than 3.25:1.00 shall be delivered to Agent, and (2) no Default or Event of Default shall have occurred and remain uncured and ending on (and excluding) the day on which the next such Compliance Certificate is delivered.

     "Pricing Level" refers to such of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing as applies during any particular day. The numbering of Pricing Levels is in descending order (e.g., Level II Pricing is referred to as a "lower" Pricing Level than Level I Pricing).

                                            Second Amendment
                                               Schedule 4.1
Exhibit 99.2 (typed signatures)

                                                                    SCHEDULE 4.1

                    ORGANIZATION OF BORROWER AND SUBSIDIARIES


                                    STATE OF
NAME OF COMPANY                   INCORPORATION    OWNERSHIP INTEREST

1.  Cotelligent, Inc.               Delaware       Parent

2.  Cotelligent Orlando, Inc.       Florida        100% by Cotelligent USA, Inc.

3.  Fastech, Inc.                   Pennsylvania   100% by Cotelligent USA, Inc.

4.  Cotelligent USA, Inc.           California     100% by Cotelligent, Inc.

5.  R. Reed Business Systems        Illinois       100% by Cotelligent USA, Inc.
    Consulting, Inc.

                                             Second Amendment
                                               Schedule 4.3


                                                                    SCHEDULE 4.3

                 SUBSIDIARIES AND OTHER INVESTMENTS SUBSIDIARIES

                                    STATE OF
NAME OF COMPANY                  INCORPORATION     OWNERSHIP INTEREST

1.  Cotelligent, Inc.              Delaware        Parent

2.  Cotelligent Orlando, Inc.      Florida         100% by Cotelligent USA, Inc.

3.  Fastech, Inc.                  Pennsylvania    100% by Cotelligent USA, Inc.

4.  Cotelligent USA, Inc.          California      100% by Cotelligent, Inc.

5.  R. Reed Business Systems       Illinois        100% by Cotelligent USA, Inc.
    Consulting, Inc.

OTHER INVESTMENTS


None.